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                                                                       Exhibit 6


[Sutherland Asbill & Brennan LLP]



                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for Zenith Variable Whole Life, issued through the New England Variable Life Separate Account (File No. 333-21767). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                      SUTHERLAND ASBILL & BRENNAN LLP



                                      By: /s/ Kimberly J. Smith
                                          ---------------------------
                                          Kimberly J. Smith

Washington, D.C.
April 26, 1999